Exhibit 8

      THIS AMENDED AND RESTATED CUSTODY AGREEMENT is made as of this 14th day of November, 1996, between HEITMAN SECURITIES TRUST (formerly known as PRA SECURITIES TRUST), hereinafter called the "Trust," and WILMINGTON TRUST COMPANY, a Delaware corporation, hereinafter called "Custodian."

     WHEREAS, on December 6, 1993, the Trust entered into an agreement (the "Original Agreement") with Custodian with respect to the provision of custodian services by the Custodian to the Trust with respect to the Heitman Real Estate Fund (the "Fund") (formerly, the "PRA Real Estate Securities Fund"), the sole series of the Trust; and

      WHEREAS, the Trust and Custodian now desire to amend and restate the Original Agreement.

      NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the Trust and Custodian hereby agree to amend and restate the Original Agreement, as follows:

I.   EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

      The Trust hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Master Trust Agreement. The Trust agrees to deliver to the Custodian substantially all securities and cash owned by it on behalf of the Fund(s), and substantially all payments of income, securities and cash owned by it on behalf of the Fund(s), and substantially all payments of income, payments of principal or capital distributions received by it with respect to substantially all securities owned by the Trust on behalf of the Fund(s) from time to time, and the cash consideration received by it on behalf of the Fund(s) for such new or treasury shares of beneficial interest ("Shares") of the Fund(s) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Trust held or received by the Trust and not delivered to the Custodian.


II. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE TRUST HELD BY THE CUSTODIAN

 A. HOLDING SECURITIES

     The Custodian shall hold, earmark and physically segregate for the account of each Fund all non-cash property, including all securities owned by the Trust on behalf of the Fund(s), other than securities which are maintained pursuant to Section J of the this Article II, in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System."

 B. DELIVERY OF SECURITIES

     The Custodian shall release and deliver securities owned by each Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          1. Upon sale of such securities for the account of each Fund and receipt of payment therefor;

          2. Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust with respect to a Fund;

          3. In the case of a sale effected through a Securities System, in accordance with the provisions of Section J hereof;

          4. To the depository agent in connection with tender or other similar offers for securities of the Funds;

          5. To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          6. To the issuer thereof, or its agent, for transfer into the name of the Trust on behalf of any Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section I of this Article II or into the name or nominee name of any sub-custodian appointed pursuant to Section I of Article II; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

          7. To the broker selling the same for examination in accordance with the "street delivery" custom; provided that the Custodian shall adopt such procedures, as the Trust from time to time shall approve, to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

          8. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          9. In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          10. For delivery in connection with any loans of securities made by the Trust on behalf of any Fund, but only against receipt of adequate collateral, as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

          11. For delivery as security in connection with any borrowings by the Trust on behalf of any Fund requiring a pledge of assets by the Trust on behalf of that Fund against receipt of amounts borrowed;

          12. Upon receipt of instructions from the transfer agent for the Trust, for delivery to such transfer agent or to holders of Shares in connection with distributions in kind in satisfaction of requests by holders of Shares for repurchase or redemption; and

          13. For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the persons to whom delivery of such securities shall be made.

 C. REGISTRATION OF SECURITIES

     Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Trust on behalf of any Fund, or in the name of any nominee of the Trust, or of any nominee of the Custodian, provided the Custodian maintains a mechanism for identifying all securities belonging to each Fund, wherever held or registered, or in the name or nominee name of any agent or sub-custodian appointed pursuant to Section I of Article II hereof. All securities accepted by the Custodian on behalf of the Trust for any Fund under the terms of this Agreement shall be in "street name" or other good delivery form.

 D. BANK ACCOUNTS

     The Custodian shall open and maintain a separate bank account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Funds, other than cash maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.

 E. PAYMENT FOR SHARES

     The Custodian shall receive from the distributor of the Trust's Shares or from the transfer agent of the Trust (the "Transfer Agent") and deposit into the Trust's account for that Fund such payments as are received for Shares issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of cash payments for Shares.
 F. Investment and Availability of Federal Funds

     Upon mutual agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties:

          1. invest in such instruments as may be set forth in such instructions, on the same day as received, all federal funds received after a time agreed upon between the Custodian and the Trust; and

          2. make federal funds available to the Trust as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Fund Shares which are deposited into the account for that Fund.


 F. COLLECTION OF INCOME

     The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund(s) shall be entitled either by law or pursuant to custom in the securities business and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing for that Fund, the Custodian shall detach and present for payment all coupons and other income items requiring presentations as and when they become due and shall collect interest when due on securities held hereunder.

 G. PAYMENT OF TRUST MONEYS

     Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Trust on behalf of the Fund(s) in the following cases only:

          1. Upon the purchase of securities for the account of a Fund, but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Fund or by the Custodian as its agent for this purpose) registered in the name of the Trust or in the name of a nominee of the Custodian referred to in Section C of Article II hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section J of Article II hereof or; (c) in the case of repurchase agreements entered into between the Trust on behalf of any Fund and the Custodian, or another bank, (i) against delivery of securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities and with an indication on the books of the Custodian that such securities are held for the benefit of the Fund and (ii) against delivery of the receipt evidencing purchase by the Trust on behalf of any Fund of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Trust;

          2. In connection with conversion, exchange or surrender of securities owned by the Trust on behalf of any Fund as set forth in Section B of Article II hereof;

          3. For the redemption or repurchase of Shares as set forth in Section H of Article II hereof;

          4. For the payment of any expense or liability incurred by the Trust with respect to its Fund(s), including, but not limited to, the following payments for the accounts of the Trust for the affected Fund(s): interest, dividend disbursements, taxes, trade association dues, advisory, administration, accounting, transfer agent and legal fees, and operating expenses allocated to the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

          5. For the payment of any dividend declared on behalf of any Fund pursuant to the governing documents of the Trust; and

          6. For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

 I. Liability for Payment in Advance of Receipt of Securities Purchased

     In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Trust on behalf of any Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of (i) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Philadelphia or the safe-keeping receipt and (ii) the repurchase agreement, provided that such written evidence or documents are received prior to the close of business on the same day.

 H. PAYMENTS FOR REPURCHASE OR REDEMPTIONS OF SHARES OF THE TRUST

     From such funds as may be available for the purpose but subject to the limitations of the Master Trust Agreement, Bylaws and any applicable votes of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to a commercial bank designated by the redeeming shareholders.
        [In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.]

 I. APPOINTMENT OF AGENTS

     The Custodian may at any time in its discretion appoint, but only in accordance with an applicable vote by the Trustees of the Trust, (and may at any time remove) any other bank or trust company, which is itself qualified under the 1940 Act to act as a custodian, as its agent or sub-custodian to carry out such of the provisions of this
     Article II as the Custodian may from time to time direct; provided, however, that the appointment of any such agent or sub-custodian shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

 J. DEPOSIT OF TRUST ASSETS IN SECURITIES SYSTEMS

     The Custodian may deposit and/or maintain securities owned by the Trust on behalf of a Fund in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a "Securities System") in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

          1. The Custodian may keep securities of the Trust in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

          2. The records of the Custodian with respect to securities of the Fund(s) which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund(s);

          3. The Custodian shall pay for securities purchased for the account of a Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect, such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account  of  the  Fund  upon  (i)  receipt  of  advice  from  the
          Securities System that payment for such securities has been transferred to the Account, and (ii) the making of any entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Trust at its request. The Custodian shall furnish the Trust a monthly account statement showing confirmation of each transfer to or from the account of the Fund and each day's transactions in the Securities System for the account of the Fund;

          4. The Custodian shall have received the certificate required by Article IX hereof;

          5. The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

          6. The Custodian shall be liable to the Trust on behalf of any Fund for any direct loss or damage to the Trust on behalf of any Fund resulting from use of the Securities System to the extent caused by the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees. In no event shall the Custodian be liable for any indirect, special, consequential or punitive damages.

 K. SEGREGATED ACCOUNTS FOR FUTURES COMMISSION MERCHANTS

     The Custodian may enter into separate custodial agreements with various Futures Commission Merchants ("FCM's") which the Trust uses (each an "FCM agreement"), pursuant to which the Trust's margin deposits made on behalf of its series in certain transactions involving futures contracts and options on futures contracts will be held by the Custodian in accounts (each an "FCM account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Trust ("FCM contract"), SEC rules governing such segregated accounts, Commodities Futures Trading Commission ("CFTC") rules and the rules of applicable securities or commodities exchanges. Such custodial agreements shall only be entered into upon receipt of written instructions from the Trust which state that (a) a customer agreement between the FCM and the Trust has been entered into, and (b) the Trust is in compliance with all the rules and regulations of the CFTC. Transfers of initial margin shall be made into an FCM account only upon written instructions; transfers of premium and variation margin may be made into an FCM account pursuant to oral instructions. Transfers of funds from an FCM account to the FCM for which the Custodian holds such an account may only occur upon certification by the FCM to the Custodian that pursuant to the FCM agreement and the FCM contract, all conditions precedent to its right to give the Custodian such instructions have been satisfied.

 L. OWNERSHIP CERTIFICATES FOR TAX PURPOSES

     The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund(s) held by it and in connection with transfers of securities.

 M. PROXIES

     The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust on behalf of a Fund or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust's investment advisor for the offered Fund (the "Advisor") such proxies, all proxy soliciting materials and all notices relating to such securities.

 N. COMMUNICATIONS RELATING TO TRUST FUND SECURITIES

     The Custodian shall transmit promptly to the Advisor of that Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Trust for a Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Advisor all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Advisor desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Advisor shall notify the Custodian at least five business days prior to the date on which the Custodian is to take such action.

 O. PROPER INSTRUCTIONS

     "Proper Instructions" as used throughout this Article II mean a writing signed or initialed by one or more person or persons in such manner as the Trustees shall have from time to time authorized. Each such writing shall set forth the transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed promptly in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees of the Trust accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the assets of the Funds.

 P. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

     The Custodian may in its discretion, without express authority from the Trust:

          1. make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Trust;

          2. surrender securities in temporary form for securities in definitive form;
          3. endorse for collection, in the name of the Trust for a given Fund, checks, drafts and other negotiable instruments; and

          4. in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Funds of the Trust except as otherwise directed by the Trust or the Board of Trustees of the Trust.

 Q. EVIDENCE OF AUTHORITY

     The Custodian shall be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuineand to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote, or (b) of any determination or of any action by the Board of Trustees pursuant to the Master Trust Agreement as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

III. DUTIES OF CUSTODIAN WITH RESPECT TO BOOKS OF ACCOUNT

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of the Trust. If so instructed in writing, which written instructions shall be transmitted to the Custodian reasonably in advance of the date on which it is to act, the Custodian shall supply quotations for all portfolio securities to the entity or entities appointed by the Board of Trustees to compute the net asset value per share of the outstanding shares of the Fund(s) on each day on which such net asset value per share is to be computed under the Trust's Master Trust Agreement.

IV.  RECORDS

      The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust. All such records shall be property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by the Fund(s) and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

V.   OPINION OF TRUST'S INDEPENDENT ACCOUNTANT

      The Custodian shall take all reasonable action to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, as the Trust may from time to time request, and the Trust's Form N-SAR or other annual or semiannual reports to the SEC and with respect to any other requirements of the SEC.

VI.  REPORTS TO TRUST BY AUDITORS

      The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by its internal or independent auditors on the accounting system, internal accounting control and procedures for safeguarding securities, including reports as are available on securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed, shall state in detail material inadequacies disclosed by such examination, and if there are no such inadequacies, shall so state.

VII. COMPENSATION OF CUSTODIAN

      For the services the Custodian provides under this Custody Agreement, the Custodian shall be entitled to reasonable compensation as agreed to between the Trust and the Custodian from time to time. Until agreed otherwise, the compensation shall be as set forth on Schedule A attached hereto and made part hereof, as such schedule may be amended from time to time.

VIII.RESPONSIBILITY OF CUSTODIAN/INDEMNIFICATION

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

      The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or failures to act. The Trust shall indemnify the Custodian and hold it harmless from and against all claims, liabilities, and expenses (including attorneys' fees) which the Custodian may suffer or incur on account of being Custodian hereunder except such claims, liabilities and expenses arising from the Custodian's own negligence or bad faith. Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor shall it be constructed to modify the standards of care and responsibility set forth in Section I of Article II hereof with respect to sub-custodians and in Section J(6) of Article II hereof with respect to the Securities System.

     If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust being liable for the payment of money or incurring liability of some other form, the Trust, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

IX.  EFFECTIVE PERIOD; TERMINATION; AMENDMENT; ASSIGNMENT

      This Agreement will become effective as of the date hereof and remain effective until terminated as provided herein. This Agreement may be amended at any time only by written instrument signed by both parties. This Agreement may be terminated at any time on sixty (60) days' written notice by either party; provided that the Trust will not amend or terminate the Agreement in contravention of any applicable federal or state regulations, or any provision of the governing documents of the Trust, and further provided, that the Trust may at any time by action of its Board of Trustees immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the applicable federal regulator or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement, the Trust shall reimburse the Custodian for all costs, expenses and disbursement that are due as of the date of such termination. This Agreement may not be assigned by the Trust without the consent of Custodian, and this Agreement may not be assigned by Custodian without the consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

      Upon termination of the Agreement, the Trust shall reimburse the Custodian for those costs, expenses and disbursements that are due as of the date of such termination.

X.   INTERPRETIVE AND ADDITIONAL PROVISIONS

      In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of, or in addition to, the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Master Trust Agreement of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

XI.  TRUSTEES

      All references to actions of or by Trustees or herein shall require action by such Trustees acting as a board or formally constituted group and not individually.

XII. DELAWARE LAW TO APPLY

      This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefits of the parties hereto and their respective successors.

XIII.        LIMITATION OF SHAREHOLDER LIABILITY

           The Custodian acknowledges that it has received notice of and accepts the limitations of liability set forth in the Trust's Master Trust Agreement. The Custodian agrees that the Trust's obligations hereunder shall be limited to the Trust, and that the Custodian shall have recourse solely against the assets of the Portfolio with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Portfolio or against any shareholder, Trustee, officer, employee, or agent of the Trust.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first written above.


                                   HEITMAN SECURITIES TRUST


                                   By:  /S/ William Ramseyer
                                        --------------------------------
                                        President

                                   WILMINGTON TRUST COMPANY


                                   By:  /S/ Lario Marino
                                        --------------------------------
                                        Vice President

                           SCHEDULE A

                    HEITMAN SECURITIES TRUST

                          FEE SCHEDULE


      For the services Wilmington Trust Company ("WTC") provides under this Custody Agreement, the Trust on behalf of the Fund(s) listed below agrees to pay WTC a fee payable monthly expressed as follows:



Heitman  Real  Estate Fund          An annual fee based upon  the  daily
                                       average net assets as follows:

                                    .02% on the first $50 million
                                    .015% on the assets in excess of $50
                                       million
                                    subject to a minimum fee of $500
                                       per month plus
                                    $15 per purchase, sale or maturity of a
                                       portfolio security, and
                                               plus
                                    any out-of-pocket expenses.